EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Taryn R. Owen, the chief executive officer of TrueBlue, Inc. (the “company”), and Carl R. Schweihs, the chief financial officer of the company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Quarterly Report of the company on Form 10-Q, for the fiscal period ended September 27, 2026 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

/s/ Taryn R. Owen	/s/ Carl R. Schweihs
Taryn R. Owen	Carl R. Schweihs
Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)
November 4, 2026

A signed original of this written statement required by Section 906 has been provided to TrueBlue, Inc. and will be retained by TrueBlue, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.